UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 23, 2008

WELLS FARGO & COMPANY
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-02979 (Commission File Number)	No. 41-0449260 (I.R.S. Employer Identification No.)

420 Montgomery Street, San Francisco, California 94104
(Address of Principal Executive Offices) (Zip Code)

1-866-249-3302
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

þ	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
¨	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
¨	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
¨	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

             In connection with the pending merger (the “Merger”) of Wachovia Corporation (“Wachovia”) with and into Wells Fargo & Company (“Wells Fargo”), the Board of Directors of Wells Fargo resolved, effective as of December 23, 2008, to elect John D. Baker, II, Donald M. James, Mackey J. McDonald, and Robert K. Steel, each of whom is currently a director of Wachovia, a director of Wells Fargo. The elections will be effective as of January 1, 2009, and are contingent upon the completion of the Merger, which is anticipated to occur effective December 31, 2008. Mr. Baker has been named to the Audit and Examination and Credit Committees of the Board. Mr. Baker has served as a director of Wachovia since 2001. Mr. James has been named to the Finance and Human Resources Committees of the Board. Mr. James has served as a director of Wachovia since 2004. Mr. McDonald has been named to the Governance and Nominating and Human Resources Committees of the Board. Mr. McDonald has served as a director of Wachovia since 1997. Mr. Steel has been named to the Credit and Finance Committees of the Board. Mr. Steel has served as a director of Wachovia since July 2008.

             Messrs. Baker, James, McDonald and Steel will each receive customary fees and equity awards from Wells Fargo for serving as a director in accordance with Wells Fargo’s director compensation policy then in effect. Contingent upon their election to the Board, Wells Fargo will grant, on January 2, 2009, to each of Messrs. Baker, James, McDonald and Steel shares of Wells Fargo common stock having an award value of $23,333 and an option to purchase Wells Fargo common stock having an award value of $20,000. The number of shares of Wells Fargo common stock subject to each stock grant will be determined by dividing the award value of $23,333 by the closing price of Wells Fargo common stock on January 2, 2009, rounded up the nearest whole share. The stock grants will vest in full on the date of grant. The number of shares of Wells Fargo common stock subject to each option grant will be determined by dividing the award value of $20,000 by an amount equal to 25% of the closing price of Wells Fargo common stock on January 2, 2009, rounded up the nearest even 10 shares. The exercise price of each option will be the closing price of Wells Fargo common stock on January 2, 2009. The option grants will vest in full on the first anniversary of the date of grant and will remain exercisable for 10 years from the date of grant.

             Wells Fargo’s press release announcing the election of Messrs. Baker, James, McDonald, and Steel to the Board is furnished as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.

Item 8.01. Other Events.

             On December 23, 2008, Wachovia held a special meeting of shareholders to consider and vote upon a proposal to approve the Agreement and Plan of Merger by and between Wachovia and Wells Fargo, dated as of October 3, 2008, as amended. The proposal was adopted by the requisite vote of Wachovia shareholders. On December 23, 2008, Wachovia and Wells Fargo issued a joint press release regarding this voting result, a copy of which is furnished as Exhibit 99.2 to this Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Description
99.1	Press release dated December 23, 2008
99.2	Press release dated December 23, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 23, 2008	WELLS FARGO & COMPANY
	By:	/s/ James M. Strother
James M. Strother Executive Vice President and General Counsel

EXHIBIT INDEX

Exhibit	Description
99.1	Press release dated December 23, 2008
99.2	Press release dated December 23, 2008